UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Indiana

(State or other jurisdiction of incorporation)

0-17071	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, Indiana	47305-2814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 747-1500

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Material Compensatory Plans, Contracts or Arrangements.

(1) 2019 Long-Term Equity Incentive Plan. On February 28, 2019, the Board of Directors (the “Board”) of First Merchants Corporation (“First Merchants”) adopted the First Merchants Corporation 2019 Long-Term Equity Incentive Plan (the “2019 LTEIP”), subject to shareholder approval, which was obtained at the 2019 Annual Meeting of Shareholders held on May 9, 2019. The 2019 LTEIP is intended to serve as the successor to the 2009 Long-Term Equity Incentive Plan. The 2019 LTEIP has been designed to promote the interests of First Merchants and its shareholders by providing stock-based incentives to participating employees who are expected to contribute materially to the success of First Merchants and its subsidiaries. The 2019 LTEIP provides a means of rewarding employee performance while encouraging participants to own First Merchants stock. First Merchants believes the 2019 LTEIP will assist its efforts to attract and retain quality employees.

The following summary of the key features of the 2019 LTEIP is subject to the specific provisions contained in the full text of the 2019 LTEIP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Administration of the 2019 LTEIP; Term and Termination. The Compensation and Human Resources Committee (the “Committee”) will administer the 2019 LTEIP. The Committee is composed entirely of “independent directors,” as defined under the NASDAQ Listing Rules, and “non-employee directors,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee has the authority, subject to the terms of the 2019 LTEIP, to: (i) select the employees who will receive awards, (ii) grant awards, (iii) determine the types and sizes of awards to be granted to employees, (iv) determine the terms, conditions, vesting periods (subject to the minimum vesting requirements), and restrictions applicable to awards, (v) adopt, alter, and repeal administrative rules and practices governing the 2019 LTEIP, (vi) interpret the terms and provisions of the 2019 LTEIP and any awards granted under the 2019 LTEIP, (vii) prescribe the forms of any award agreements or other instruments relating to awards, and (viii) otherwise supervise the administration of the 2019 LTEIP. The Committee may delegate any of its authority to any other person or persons that it deems appropriate with respect to awards granted to employees who are not officers of First Merchants.

The 2019 LTEIP will continue until May 9, 2024, after which no awards may be issued under the 2019 LTEIP. However, the Board may suspend or terminate the 2019 LTEIP at any time or make such amendments to the 2019 LTEIP as it deems advisable; except that no such amendment may be made without the approval of First Merchants’ shareholders if required to satisfy NASDAQ Stock Market Rules or any applicable federal or state law or regulation.

Stock Available under the 2019 LTEIP. The aggregate number of shares of First Merchants common stock available for grants of awards under the 2019 LTEIP in a fiscal year is equal to the sum of (i) 1% of the number of common shares outstanding as of the last day of First Merchants’ prior fiscal year, plus (ii) the sum of: (1) the number of shares that were available for grants of awards but not granted under the 2019 LTEIP in any previous fiscal year; and (2) the number of shares that were reacquired by First Merchants during the immediately preceding fiscal year as the result of the forfeiture of awards and/or the termination or cancellation of awards that were not exercised or did not vest, subject to share recycling provisions discussed below. However, in no event will the number of shares available for grants of awards in any fiscal year exceed 1 1⁄2% of the number of common shares outstanding as of the last day of the prior fiscal year. In addition, the aggregate number of common shares that may be subject to awards granted under the 2019 LTEIP in any fiscal year shall be limited to 250,000 (resulting in a maximum aggregate of 1,250,000 common shares over the life of the 2019 LTEIP), as adjusted pursuant to the “Adjustments” paragraph below. The aggregate number of common shares that may be issued under the 2019 LTEIP upon the exercise of incentive stock options, as described in the 2019 LTEIP and under Internal Revenue Code Section 422, is 1,200,000, subject to the “Adjustments” paragraph below.

Adjustments. In the event of a change in First Merchants’ common stock through merger, consolidation, reorganization, recapitalization or similar transaction, or in the event of a stock split, stock dividend or distribution to shareholders (other than normal cash dividends), spin-off or any other change in First Merchants’ corporate structure, the Committee is authorized to adjust the number and class(es) of shares that may be issued under the 2019 LTEIP, the aggregate number of shares that may be issued under the 2019 LTEIP upon the exercise of incentive stock options, the number and class(es) of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and the fair market value of shares and other value determinations applicable to outstanding awards, as appropriate.

Eligibility. Employees of First Merchants and its subsidiaries selected by the Committee to participate in the 2019 LTEIP are eligible to receive restricted stock and stock option awards. While the total number of employees who will be eligible to receive awards under the 2019 LTEIP is not determinable, the Committee made awards under the existing long-term equity incentive plan, which this plan is intended to replace, to 79 employees of First Merchants and its subsidiaries (including each of the named executive officers of First Merchants, as defined in Item 402(a)(3) of Regulation S-K of the Securities and Exchange Commission) on August 16, 2018.

Types of Awards. The awards under the 2019 LTEIP may consist of restricted stock, “incentive stock options” as defined in Internal Revenue Code Section 422 and the regulations thereunder, and/or non-qualified stock options. Awards may be granted singly or in combination or tandem with other awards. They may also be granted in replacement of, or in substitution for, other awards granted by First Merchants, whether or not such other awards were granted under the 2019 LTEIP. The Committee has the authority, subject to the terms of the 2019 LTEIP, to select the employees who will receive awards and to determine the types and amounts of the awards and the terms, conditions and restrictions applicable thereto. In general, participants may not transfer or assign awards granted under the 2019 LTEIP other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order.

Incentive stock options may only be awarded to employees. The exercise price for incentive stock options must be not less than the fair market value of the shares (the closing price as recorded by NASDAQ) on the date of the grant (110% of the fair market value for 10% shareholders). Incentive stock options cannot be exercisable for longer than ten (10) years after the date of the grant (five (5) years for 10% shareholders). The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all such plans of First Merchants and its affiliated companies cannot exceed $100,000. Incentive stock options may only be transferred or assigned by will or pursuant to the laws of descent and distribution.

Payment of Exercise Price and Tax Withholding Obligation. In general, the Committee may permit a participant to pay the exercise price for a stock option and/or the participant’s tax withholding obligation associated with an award in cash, by the transfer of shares of First Merchants common stock, by the surrender of all or part of an award (except for incentive stock options), or by a combination of these methods.

Participant’s Retirement, Death, Disability or Other Termination of Employment. In general, if a participant retires, terminates employment due to disability (as defined in the 2019 LTEIP) or dies, he or she (or his or her executor, personal representative or beneficiary, in the case of the participant’s death) will continue to have the right to exercise all stock option awards (if entitled to do so at the time of retirement, termination due to disability or death) for the remainder of the exercise period. With certain exceptions set forth in the 2019 LTEIP, upon any other termination of employment, a participant may exercise all stock option awards (if entitled to do so at the time of termination) for a period of thirty (30) days after the date of termination. In general, incentive stock options may be exercised as such for three (3) months following retirement or for one (1) year following the date of termination due to disability or death, after which they may be exercised as non-qualified stock options for the remainder of the exercise period. If a participant terminates employment due to disability or dies, all restrictions on the participant’s restricted stock awards will lapse as of the date of such termination or death. If a participant retires, his or her restricted stock awards will continue to be subject to the restrictions until they expire according to their terms. Upon any other termination of employment, a participant’s restricted stock awards will be forfeited as of the date of termination unless the restrictions have lapsed prior to such date.

Termination and Amendment. The Board may amend, suspend or terminate the 2019 LTEIP at any time, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws or regulations, then such amendment will be subject to shareholder approval. The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, no stock option may be (i) amended to decrease the exercise price, (ii) canceled in exchange for a new option with a lower exercise price, or (iii) purchased by First Merchants for cash if the current fair market value of the common shares underlying the stock option is lower than the exercise price per share of the stock option. Unless terminated earlier by the Board of Directors, the 2019 LTEIP shall automatically terminate at the end of the business day on May 9, 2024. No Awards may be issued under the 2019 LTEIP while it is suspended or after it is terminated.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without shareholder approval. The exchange of an “underwater” stock option (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require shareholder approval.

Clawback. Awards granted to a participant under the 2019 LTEIP are subject to recovery or “clawback” by First Merchants if the grant of the award was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains). The Committee will determine whether a financial statement is materially inaccurate based on all the facts and circumstances.

Minimum Vesting Requirements. Vesting periods under the 2019 LTEIP will be established by the Committee. However, the minimum vesting period of each award shall be one (1) year. The minimum vesting period of an award shall only be accelerated in the event of death or disability or as a result of a change of control (as discussed below).

Treatment of Awards upon a Change of Control. In the event of a “Change of Control” of First Merchants (as defined on the 2019 LTEIP), if within two (2) years after the effective date of the Change of Control, a participant’s employment with First Merchants or a subsidiary is terminated by the company other than for cause, death, disability or retirement (at the request of the participant) or the participant resigns on account of a “constructive termination,” then (i) all outstanding stock options will become fully exercisable as of the date of termination, and (ii) all restrictions and conditions applicable to restricted stock awards and other stock awards shall be deemed to have been satisfied as of the date of termination.

Additional Provisions Applicable to Executive Officers. The 2019 LTEIP requires executive officers to hold 25% of all “net shares” (defined as the number of shares issued to the executive officer under an award after subtracting the number of shares, if any, transferred or surrendered by the executive officer to pay the exercise price of a stock option and/or to pay any withholding taxes associated with the award) issued to the executive officer under the 2019 LTEIP, including both restricted stock awards and shares issued upon the exercise of stock options, until the earlier of (i) the date of the executive officer’s death, retirement or other termination of employment, or (ii) the date of termination following a change of control. In addition, the 2019 LTEIP includes a guideline stating that executive officers who are selected as participants in the 2019 LTEIP should acquire and hold shares of First Merchants common stock equal in value to at least 100% of their then current annual salary within six (6) years after first being selected to participate in the 2019 LTEIP. However, this guideline does not constitute a condition, restriction or risk of forfeiture applicable to any award made to an executive officer under the 2019 LTEIP.

(2) 2019 Employee Stock Purchase Plan. On February 28, 2019, the Board adopted the First Merchants Corporation 2019 Employee Stock Purchase Plan (the “2019 ESPP”), subject to shareholder approval, which was obtained at the 2019 Annual Meeting of Shareholders held on May 9, 2019. The 2019 ESPP is intended to serve as the successor to the 2009 Employee Stock Purchase Plan. The purpose of the 2019 ESPP is to provide eligible employees of First Merchants and its subsidiaries the opportunity to purchase shares of First Merchants common stock through quarterly offerings at a slightly discounted price using payroll deductions. The Board believes that the 2019 ESPP will incentivize employees to purchase First Merchants stock and, therefore, participation will more closely align their interests with those of other shareholders. The 2019 ESPP is intended to qualify as an employee stock purchase plan under Internal Revenue Code Section 423. It has an effective date of July 1, 2019.

The following summary of the key features of the 2019 ESPP is subject to the specific provisions contained in the full text of the 2019 ESPP, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Administration of the 2019 ESPP; Term and Termination. The Committee (i.e., the Compensation and Human Resources Committee of the Board) will administer the 2019 ESPP. The Committee is composed entirely of “independent directors,” as defined under the NASDAQ Listing Rules, and “non-employee directors,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee has the authority, subject to the terms of the 2019 ESPP, to prescribe rules and regulations for the administration of the 2019 ESPP and interpret its provisions. The 2019 ESPP will continue until June 30, 2024, or, if earlier, until all of the stock allocated to the 2019 ESPP has been purchased. However, the Board may terminate the 2019 ESPP at any time or make such amendments to the 2019 ESPP as it deems advisable; except that no such amendment may be made without the approval of First Merchants’ shareholders if it would materially (1) increase the benefits accruing to plan participants, (2) modify the requirements as to eligibility for participation in the 2019 ESPP, (3) increase the number of shares which may be issued under the 2019 ESPP (except as described in the next paragraph), (4) increase the cost of the 2019 ESPP to First Merchants, or (5) alter the allocation of plan benefits among participants.

Stock Available under the 2019 ESPP. An aggregate of 1,000,000 shares of First Merchants common stock will be reserved for issuance pursuant to the 2019 ESPP over a five (5) year period ending on June 30, 2024. The stock to be issued will be obtained by First Merchants by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of stock. In the event of a change in the common stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee has the authority to make such equitable adjustments in the 2019 ESPP and the then outstanding shares as it deems necessary and appropriate including, but not limited to, changing the number of shares of common stock reserved under the 2019 ESPP and the price of the current offering. If the number of shares of common stock that participants become entitled to purchase under the 2019 ESPP is greater than the number of shares available, the available shares will be allocated by the Committee among the participants in such manner as it deems fair and equitable.

Eligibility. All employees of First Merchants and its participating subsidiaries are eligible to participate in the 2019 ESPP, beginning on the first day of the calendar quarter after the employee completes an “introductory period” (generally, 90 calendar days of employment). At the present time, there are approximately 1,800 employees who are eligible to participate in the 2019 ESPP.

Offering Periods. The 2019 ESPP provides a series of 3-month offering periods, commencing on the first day and ending on the last trading day of each calendar quarter, for purchase of First Merchants common stock by participating employees. The Committee has the authority to change the duration and/or frequency of the offering periods. However, in no event shall any option granted under the 2019 ESPP be exercisable more than twenty-seven (27) months from its grant date.

Participation; Payroll Deductions. Eligible employees may participate in the 2019 ESPP by authorizing a payroll deduction for such purpose prior to the beginning of an offering period. The Committee may, on a nondiscriminatory basis, establish a maximum percentage of compensation that a participant may apply to the purchase of stock under the 2019 ESPP; and it may suspend an offering at any time if it determines that such action is required by law or is in First Merchants’ best interests. First Merchants will establish payroll deduction accounts for all funds received or held under the 2019 ESPP, on which interest will accrue for the benefit of participants unless otherwise determined by the Committee. Subject to the rules established from time to time by the Committee, (1) participants who do not discontinue or change their rate of payroll deductions will continue to participate in the 2019 ESPP at the originally elected rate throughout the offering period and future offering periods, (2) participants will be allowed to increase or decrease their rate of payroll deductions as of the beginning of any offering period, and (3) participants will be allowed, at any time during an offering period, to discontinue payroll deductions and withdraw the entire balance of their account, if any, and thereby withdraw from participation in an offering. In the event of a participant’s death, retirement or termination of employment, his or her participation in any offering under the 2019 ESPP shall cease.

Purchase of Shares; Limitations; Price. At the end of each offering period, the balance of each participant’s payroll deduction account will be applied towards the purchase of the largest number of full shares of First Merchants common stock possible, at a price equal to 85% of the average of the closing prices for the stock on each trading day during the offering period, as reported by NASDAQ; provided, however, in no event will this price be less than the lesser of (1) 85% of the closing price of the stock, as reported by NASDAQ, on the first day of the offering period, or (2) 85% of the closing price of the stock, as reported by NASDAQ, on the last day of the offering period. No participant will be allowed to purchase more than $25,000 in fair market value (determined as the closing price of the stock, as reported by NASDAQ, on the last day of the offering period for which the purchase right is granted) of First Merchants common stock under the 2019 ESPP, and any other stock purchase plan maintained by First Merchants or a parent or subsidiary of First Merchants that is qualified under Internal Revenue Code Section 423, for any one calendar year. No fractional shares may be purchased under the 2019 ESPP. Any balance remaining in a participant’s payroll deduction account at the end of an offering period after the purchase of First Merchants common stock shall be held in the account and applied to the purchase of shares under the next offering, unless the participant withdraws from, elects not to participate in, or is ineligible to participate in the next offering, in which case such balance shall be paid to the participant.

Stock Accounts; Transfer of Interests. A book entry account will be established in each participant’s name. Each participant will be the beneficial owner and will have all rights of beneficial ownership in the First Merchants common stock purchased under the 2019 ESPP and credited to the participant’s stock account. First Merchants or its nominee will retain custody of the stock purchased under the 2019 ESPP until the participant requests that it be sold, transferred or delivered. A participant may request that a stock certificate, representing all or part of the shares of stock credited to his or her account, be issued and delivered to the participant at any time. The 2019 ESPP restricts the right of participants to transfer interests, options, rights or benefits arising under the 2019 ESPP. However, there are no restrictions upon the resale of shares issued to or for the benefit of participants under the 2019 ESPP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	First Merchants Corporation 2019 Long-Term Equity Incentive Plan

10.2	First Merchants Corporation 2019 Employee Stock Purchase Plan

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2019

FIRST MERCHANTS CORPORATION

By:	/s/ Mark K. Hardwick
Mark K. Hardwick Executive Vice President, Chief Operating Officer and Chief Financial Officer